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                                   EXHIBIT 11
                              INVESTORS BANK CORP.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                          Three months ended
                                                               March 31
                                                        -----------------------
                                                          1994         1993 (1)
                                                        --------       --------
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PRIMARY:
  Average shares outstanding                            3,391,702     3,286,128
  Net effect of the assumed purchase of stock
    under the stock option plan based on the
    treasury stock method using average
    market price                                          256,106       266,101
  Net effect of the assumed exercise of common
    stock warrants based on the treasury
    stock method using average market price                87,137        38,973
                                                        ---------     ---------
                                                        3,734,945     3,591,203
                                                        ---------     ---------
                                                        ---------     ---------

  Earnings before preferred stock dividends and
    cumulative effect of accounting change             $2,663,582    $2,481,098
  Preferred stock dividends                               208,752       241,962
                                                        ---------     ---------
  Earnings for common stockholders before
    cumulative effect of accounting change              2,454,830     2,239,136
  Cumulative effect of accounting change                                125,000
                                                        ---------     ---------
  Net earnings available for common stockholders       $2,454,830    $2,364,136
                                                        ---------     ---------
                                                        ---------     ---------

  Per common share:
    Earnings for common stockholders before
      cumulative effect of accounting change                $0.66         $0.63
    Cumulative effect of accounting change                   0.00          0.03
                                                             ----          ----
    Net earnings available for common stockholders          $0.66         $0.66
                                                            -----         -----
                                                            -----         -----

FULLY DILUTED:
  Average shares outstanding                            3,391,702     3,286,128
  Net effect of the assumed purchase of stock
    under the stock option plan based on the
    treasury stock method using ending
    market price                                          256,136       285,516
  Net effect of the assumed exercise of common
    stock warrants based on the treasury
    stock method using ending market price                 87,137        61,919
                                                        ---------     ---------
                                                        3,734,975     3,633,563
                                                        ---------     ---------
                                                        ---------     ---------

  Earnings before preferred stock dividends and
    cumulative effect of accounting change             $2,663,582    $2,481,098
  Preferred stock dividends                               208,752       241,962
                                                        ---------     ---------
  Earnings for common stockholders before
    cumulative effect of accounting change              2,454,830     2,239,136
  Cumulative effect of accounting change                                125,000
                                                        ---------     ---------
  Net earnings available for common stockholders       $2,454,830    $2,364,136
                                                        ---------     ---------
                                                        ---------     ---------

  Per common share:
    Earnings for common stockholders before
      cumulative effect of accounting change                $0.66         $0.62
    Cumulative effect of accounting change                   0.00          0.03
                                                             ----          ----
    Net earnings available for common stockholders          $0.66         $0.65
                                                            -----         -----
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
NOTE 1. Restated for the effects of the four-for-three common stock split on December 31, 1993.

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